Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2018 RESULTS

AND AUTHORIZES NEW $25 MILLION SHARE REPURCHASE PROGRAM

Year-to-date, earnings per diluted share up 63%, or 38% on an adjusted basis*

Third quarter comparable store sales increased 0.6%

Maintaining fourth quarter guidance

Declares quarterly dividend

SAVANNAH, GA (November 30, 2018) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter of fiscal 2018.

Financial Highlights — Third quarter ended November 3, 2018

Total sales in the third quarter ended November 3, 2018 decreased 0.9% to $175.4 million, compared with $176.9 million in the third quarter ended October 28, 2017.  As discussed previously, the year-over-year comparison of total quarterly sales was adversely impacted by approximately $5.0 million due to a shift in the weeks that were included in the third quarter this year, as a result of fiscal 2017 being a 53-week year.  Comparable store sales increased 0.6%, comparing the 13 weeks ended November 3, 2018 with the 13 weeks ended November 4, 2017.

The Company had a net loss of $(0.5) million, or $(0.04) per diluted share, in the third quarter of 2018, compared with net income in last year’s third quarter of $0.6 million, or $0.05 per diluted share.  The decline in third quarter earnings from last year was heavily impacted by the loss of sales resulting from the calendar shift.

During the third quarter, the Company opened four new stores, expanded one store and closed one store.

Financial Highlights — First three quarters ended November 3, 2018

Total sales in the first three quarters of fiscal 2018 increased 4.7% to $568.4 million, compared with $543.1 million in the first three quarters of fiscal 2017.  Comparable store sales increased 2.0% in the first three quarters of this year, comparing the 39 weeks ended November 3, 2018 with the 39 weeks ended November 4, 2017.

Net income was $14.0 million in the first three quarters of 2018, compared with net income in the same period of last year of $9.3 million on a GAAP basis, or $11.1 million when adjusted for proxy contest-related expenses*.  Earnings per diluted share in the first three quarters of 2018 were $1.06, compared with earnings per diluted share in the first three quarters of 2017 of $0.65 on a GAAP basis, or $0.77 when adjusted for proxy contest-related expenses*.

Bruce Smith, President and Chief Executive Officer, commented, “Comparable store sales increased 0.6% in this year’s third quarter on top of a strong 7.4% increase in the third quarter of 2017.  While sales in the non-apparel lines of business continued to increase, we experienced a fashion miss in our Ladies’ apparel category.  We have taken corrective action in the Ladies’ area and remain focused on our continuing efforts to maximize sales across all of our merchandise categories anchored on delivering fashion-right, value-priced products that resonate with our customers.”

Smith further noted, “With the impact on earnings from the calendar shift now largely behind us, we are pleased with our year-to-date results for the first nine months of 2018, which reflect a 63% increase in earnings per diluted share, or 38% when adjusted for proxy contest-related expenses*.”

Guidance

The Company provided the following guidance for the fourth quarter of fiscal 2018:

•                  The Company is maintaining its fourth quarter earnings per diluted share guidance in a range of $0.60 to $0.65, which would result in full year fiscal 2018 guidance in a range of $1.66 to $1.71.  This compares with last year’s earnings per diluted share of $1.03 for the full year.

•                  Comparable store sales are expected to increase in a range of 1% to 2% in the fourth quarter, consistent with the November month-to-date trend.

•                  Total sales are expected to decrease in a range of 3% to 4% in the fourth quarter due to having one fewer week this year than in last year’s 14-week fourth quarter of a 53-week year.

The Company is also reiterating its longer term goals, under which the Company expects to increase comparable store sales at a rate of approximately 3% each year and increase store square footage 2% to 3% each year through new store growth, with the expectation that earnings would increase approximately 12% to 15% annually.

Capital Return Program

During the third quarter, the Company completed the $25 million stock repurchase program that had been authorized by the Company’s Board of Directors on March 16, 2018.  As the next step in the Company’s expanded capital return program announced in April 2017, the Company’s Board of Directors today announced the authorization of another $25 million share repurchase program, which the Company expects to fund from cash on hand.

Also, the Company announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share, payable on December 26, 2018, to stockholders of record as of the close of business on December 11, 2018.

Mr. Smith commented, “Once again, our Board has demonstrated its confidence in the business and its commitment to returning excess capital to stockholders while maintaining the financial flexibility required to invest in and grow our business.  These actions taken by our Board are a continuation of the capital return program started in 2015.  Since that time, we have returned approximately $78 million to our stockholders through a combination of dividends and share repurchases.”

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (303) 223-4398.  A replay of the conference call will be available until December 7, 2018, by dialing (402) 977-9140 and entering the passcode, 21899138.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at  9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 559 stores located in 32 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measure

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings or sales guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings or sales guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith
President and Chief Executive Officer
(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	November 3, 2018	October 28, 2017
	(unaudited)	(unaudited)
Net sales	$175,364	$176,943

Cost of sales (exclusive of depreciation shown separately below)	(110,420)	(110,094)
Selling, general and administrative expenses	(61,189)	(61,118)
Depreciation	(4,600)	(4,976)
Asset impairment	(180)	—
(Loss) income from operations	(1,025)	755
Interest income	321	216
Interest expense	(39)	(38)
(Loss) income before income taxes	(743)	933
Income tax benefit (expense)	237	(286)
Net (loss) income	$(506)	$647

Basic net (loss) income per common share	$(0.04)	$0.05
Diluted net (loss) income per common share	$(0.04)	$0.05

Weighted average number of shares outstanding
Basic	12,780	13,563
Diluted	12,780	13,614

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	November 3, 2018	October 28, 2017
	(unaudited)	(unaudited)
Net sales	$568,395	$543,098

Cost of sales (exclusive of depreciation shown separately below)	(350,231)	(334,659)
Selling, general and administrative expenses	(186,478)	(181,439)
Depreciation	(14,250)	(13,863)
Asset impairment	(1,122)	(77)
Income from operations	16,314	13,060
Interest income	979	617
Interest expense	(114)	(112)
Income before income taxes	17,179	13,565
Income tax expense	(3,152)	(4,238)
Net income	$14,027	$9,327

Basic net income per common share	$1.06	$0.66
Diluted net income per common share	$1.06	$0.65

Weighted average number of shares outstanding
Basic	13,224	14,221
Diluted	13,269	14,270

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	November 3, 2018	October 28, 2017
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$28,378	$34,866
Short-term investment securities	42,939	30,298
Inventory	139,699	133,245
Prepaid and other current assets	15,282	16,405
Property and equipment, net	55,643	63,571
Long-term investment securities	10,320	26,117
Other noncurrent assets	7,947	8,171
Total assets	$300,208	$312,673

Liabilities and Stockholders’ Equity:
Accounts payable	$68,342	$68,047
Accrued liabilities	25,836	28,921
Other current liabilities	2,106	1,913
Noncurrent liabilities	8,001	8,786
Total liabilities	104,285	107,667

Total stockholders’ equity	195,923	205,006
Total liabilities and stockholders’ equity	$300,208	$312,673

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest expenses and earnings per diluted share adjusted for proxy contest expenses.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended October 28, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$176,943	$—	$176,943

Cost of sales (exclusive of depreciation shown separately below)	(110,094)	—	(110,094)
Selling, general and administrative expenses	(61,118)	—	(61,118)
Depreciation	(4,976)	—	(4,976)
Asset impairment	—	—	—
Income from operations	755	—	755
Interest income	216	—	216
Interest expense	(38)	—	(38)
Income before income taxes	933	—	933
Income tax expense	(286)	—	(286)
Net income	$647	$—	$647

Basic net income per common share	$0.05		$0.05
Diluted net income per common share	$0.05		$0.05

Weighted average number of shares outstanding
Basic	13,563		13,563
Diluted	13,614		13,614

	Thirty-Nine Weeks Ended October 28, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$543,098	$—	$543,098

Cost of sales (exclusive of depreciation shown separately below)	(334,659)	—	(334,659)
Selling, general and administrative expenses	(181,439)	2,516	(178,923)
Depreciation	(13,863)	—	(13,863)
Asset impairment	(77)	—	(77)
Income from operations	13,060	2,516	15,576
Interest income	617	—	617
Interest expense	(112)	—	(112)
Income before income taxes	13,565	2,516	16,081
Income tax expense	(4,238)	(786)	(5,024)
Net income	$9,327	$1,730	$11,057

Basic net income per common share	$0.66		$0.78
Diluted net income per common share	$0.65		$0.77

Weighted average number of shares outstanding
Basic	14,221		14,221
Diluted	14,270		14,270

(1)  Proxy contest expenses and related tax effects